Exhibit 10.28
Private and Confidential
1 October 2009

[name]	URGENT
[company]
[address]	FAX CONFIRMATION REQUIRED BY
[address]	5.00PM (AEST)
2 October 2009
Email: [ ]
Dear [name]
UNILIFE MEDICAL SOLUTIONS LIMITED – PLACEMENT OFFERS & ALLOCATION FOR NON-US PERSONS
Unilife Medical Solutions Limited (“Unilife”) is pleased to invite you and/or your clients to subscribe for shares and free unlisted attaching options in Unilife under a placement to raise up to A$40 million in Australia and the US (“Placement”) on the terms set out in this letter (“Subscription Agreement”). Details of the shares and free unlisted attaching options in Unilife for which you are invited to subscribe (conditional upon satisfaction of the Conditions) are set out in Section 2.
Unilife is also proposing to offer additional shares to existing shareholders at the Placement Price under a Share Purchase Plan to raise up to a further A$10 million.
Unilife announced on 1 September 2009 that it proposes to redomicile in the United States. Provided that the Conditions are fulfilled, it is intended that the Placement will be completed and the Placement Shares and Placement Options will be issued prior to the redomiciliation occurring. Accordingly, if Unilife proceeds with the redomiciliation:
(a)	the Placement Shares would participate in the scheme of arrangement which will be proposed to Unilife shareholders with the result that the Placement Shares would be replaced with common stock in the new United States parent company, Unilife Corporation; and

(b)	the Placement Options would be exchanged for equivalent options in Unilife Corporation.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
1.	Details of the Placement
The following are the principal details of the Placement and defined terms used in this Subscription Agreement:

Company or Unilife	Unilife Medical Solutions Limited (ABN 14 008 071 403)

Placement	The proposed issue by the Company of (i) the Placement Shares at the Placement Price and (ii) the Placement Options to investors in the US and Australia.

Amount of Placement	Up to A$40 million

Placement Shares	Up to 47,058,823 fully paid ordinary shares in the Company to be issued under the Placement, at the Placement Price comprising the Firm Shares and the Additional Shares.

Placement Price	A$0.85 per Placement Share

Firm Shares	The initial allocation of Placement Shares (as referred to on page 1), which may be issued without shareholder approval under the Company’s 15% placement capacity under Listing Rule 7.1.

Additional Shares	The further allocation of Placement Shares (as referred to on page 1), being the excess over the Company’s 15% placement capacity under ASX Listing Rule 7.1 which will be issued to investors upon satisfaction of the Conditions.

Placement Options	For every four Placement Shares allotted, the Placees will be issued for nil cash consideration, two free unlisted options (a Tranche 1 option and a Tranche 2 option) in the Company. Each option will entitle the Placee to subscribe for one ordinary share in the Company.

The options will be issued with an exercise price of: Tranche 1 — A$1.25, Tranche 2 — A$2.00, and otherwise on the terms and conditions set out in Schedule 1

Redomiciliation	The proposed redomiciliation of the Company in the United States which was announced on 1 September 2009.

Replacement Options	The options over common stock in Unilife Corporation which will be issued to investors by Unilife Corporation upon implementation of the Redomiciliation and which will be on substantially the same terms as the Placement Options as described in the Cancellation Deed.

Conditions	The issue of the Additional Shares and the Placement Options is subject to the Company obtaining Shareholder Approval for their issue. The issue of the Placement Options is also conditional upon the placee providing a duly executed Cancellation Deed to the Company by 2 October 2009.

Cancellation Deed	The cancellation deed in the form set out in Schedule 2.

Shareholder Approval	The Placement is conditional upon the approval of Unilife shareholders for the issue of the Additional Shares and the Placement Options in accordance with ASX Listing Rule 7.1 at an extraordinary general meeting of the Company which is scheduled to occur in early November 2009 (“EGM”).

Unilife does not warrant that shareholder approval will be obtained for the placement of the Additional Shares or the Placement Options.

Underlying Shares	The ordinary shares in the Company issued to investors on exercise of Placement Options and/or the shares of common stock in Unilife Corporation issued to investors on exercise of the Replacement Options (as applicable).

Use of Proceeds	Unilife intends to use the proceeds raised from the Placement in the expansion of its operational capabilities in the United States, for the continued industrialisation of the Unilife Ready-to-Fill Syringe, and for the development of other pipeline products.

Notwithstanding the above, the Company reserves the right to change the use of proceeds in its sole discretion, from time to time.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
2.	Your Allocation
Unilife is pleased to confirm that you, as the addressee of this Subscription Agreement (“you”), are invited to subscribe for or procure your clients to subscribe for the number of Placement Shares and Placement Options set out below.

[ ] Placement Shares comprising:	A$[ ]	5:00pm, Tuesday, 6 October 2009 (Australian Eastern Standard Time)

• [ ] Firm Shares; and

• [ ] Additional Shares

[ ] Placement Options*

*	You will receive two Placement Options (a Tranche 1 option and a Tranche 2 option) for every four Placement Shares which you subscribe for under the Placement.
This offer is made to you on the terms and conditions set out in this Subscription Agreement. The term “you” shall include any person or entity which applies for Placement Shares and Placement Options on your behalf, including as nominee or custodian.
By returning the completed Placement Application Form (attached to this Subscription Agreement) including the making of your investor representations in this Subscription Agreement and the Placement Application Form and providing payment of the subscription price for your Placement Shares (“Subscription Amount”) to the Company in cleared funds by no later than 5:00pm Tuesday 6 October 2009, you are irrevocably applying for the allotment and issue to you of the number of Placement Shares and Placement Options set out above on the terms set out in this Subscription Agreement without the need for any separate instrument of application by you.
Upon receipt of the completed Placement Application Form, together with payment of the above Subscription Amount in cleared funds the Company agrees to allot and issue to you the number of Placement Shares set out above and, if the Conditions are satisfied, agrees to issue to you the number of Placement Options set out above.
Upon the allotment of Placement Shares and Placement Options to you, you agree to:
(a)	accept the Placement Shares and Placement Options issued to you on the terms of the offer as set out in this Subscription Agreement;

(b)	to be bound by the Company’s constitution; and

(c)	authorise your name to be placed on the register of members of the Company as the legal owner of the Placement Shares and on the Company’s option register as the legal owner of the Placement Options issued to you.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
Pursuant to the terms of the Placement Application Form and this Subscription Agreement, you acknowledge that the Placement Shares, Placement Options, the Replacement Options and the Underlying Shares have been or will be offered and sold to you (upon the satisfaction of the Conditions in the case of the Placement Options), in reliance on Regulation S of the United States Securities Act of 1933, as amended (the “US Securities Act”) and therefore you covenant and agree not to sell the Placement Shares, the Placement Options, the Replacement Options or the Underlying Shares except as permitted under the US Securities Act pursuant to registration or to an exemption from registration. You also covenant and agree that you will not exercise the Placement Options or the Replacement Options unless at the time of exercise (i) you are outside the United States and (ii) you are not a US person, as defined in Regulation S (and are not acquiring the Underlying Shares on behalf of or for the account of or benefit of, a US person).
3.	Timetable
The proposed timetable for the Placement is as follows:

Return of Placement Application Form	by 5.00pm 2 October 2009
Payment of subscription amount	by 5.00pm 6 October 2009
Allotment of Firm Shares (not subject to Shareholder Approval being obtained)	8 October 2009
Unilife Extraordinary General Meeting to consider resolution to approve issue of Additional Shares and Placement Options	early November 2009
Allotment of Additional Shares and Placement Options (subject to Shareholder Approval being obtained)	within 3 business days after the EGM

*	All times above are references to Sydney time.
Quotation of Placement Shares (on ASX) will occur following allotment of the relevant Placement Shares. The Company will not apply for listing of the Placement Options on ASX or any other exchange.
Please note that the above timetable may change without consultation with you and you are bound by your Subscription Agreement, notwithstanding any such changes to the timetable.
The Company reserves the right not to proceed with the Placement or any part of it at any time before the allotment of Placement Shares and Placement Options to you. If the Placement or any part of it does not proceed or is cancelled, all relevant Subscription Amounts relating to the cancelled part of the Placement will be refunded (without interest).
4.	Rights and Restrictions attaching to the Placement Shares, the Placement Options, the Replacement Options and the Underlying Shares
The Placement Shares will be fully paid ordinary shares and will rank pari passu in all respects with the ordinary shares of Unilife on issue as at the date of their allotment. With respect to the transferability of the Placement Shares, the Placement Shares are being offered pursuant to the Regulation S exemption from registration under the US Securities Act, and as such, cannot be offered or sold to “US persons” (as defined under Regulation S of the US Securities Act).
The Placement Options will be options to acquire ordinary shares in Unilife on the key terms set out in Schedule 1. The Placement Options will not be listed on ASX. The issue of the Placement Options is conditional upon you delivering to the Company a duly executed Cancellation Deed with respect to the Placement Options, under which the Placement Options will be replaced with equivalent options in Unilife Corporation, upon implementation of the Unilife Group’s redomiciliation in the United States. The terms of the Replacement Options are set out in the Option Deed attached to the Cancellation Deed attached as Schedule 2.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
Allotment of the Placement Options will only take place once the Conditions have been satisfied.
Upon allotment, Unilife will apply to ASX for official quotation of the Placement Shares on the ASX. Please note that ASX Participating Organisations (as defined in the ASX Business Rules) cannot deal in the Placement Shares either as principal or agent until official quotation is granted in respect of the Placement Shares. The Placement Options, the Replacement Options and the Underlying Shares are being or will be offered pursuant to the Regulation S exemption from registration under the US Securities Act and as such cannot be offered or sold to ‘US’ persons as defined under Regulation S of the US Securities Act.
5.	Issue of Placement Shares and Placement Options
Subject to the Company receiving payment in full in cleared funds for the Placement Price, the Firm Shares will be issued on or about 8 October 2009.
The Additional Shares and the Placement Options will be issued to Applicants within 3 business days of the satisfaction of the Conditions.
6.	Holding of Subscription Amounts for Additional Shares
(a)	The business day following the date that the Company closes the Placement, the Company shall transfer the subscription amounts received from investors for the Additional Shares (“Escrow Amounts”) into the escrow account established and operated by its escrow agent.

(b)	In the event that:
(i)	the Conditions are satisfied on or before 31 December 2009, Unilife shall direct the escrow agent to release the Escrow Amounts to the Company promptly upon becoming aware that the Conditions have been satisfied;

(ii)	Shareholder Approval is not obtained at the EGM (or at any deferral of the EGM) or the Conditions are not satisfied on or before 31 December 2009. Unilife shall direct the escrow agent to release the Escrow Amounts to the Company for refund to investors on the earliest of the business day after:
•	the EGM (if the resolution approving the Placement was not passed);

•	the Company becomes aware that the Conditions are not capable of being satisfied; and

•	31 December 2009.
(c)	Upon receipt of the Escrow Amounts from the escrow agent in accordance with clause 6(b)(ii), the Company shall promptly refund your Subscription Amount to you.
(d)	Any interest which accrues on the Escrow Amounts while in the Escrow Account shall follow the principal amount and shall be paid to the Company or refunded to investors (as the case may be) at the same time as payment of the corresponding principal.
7.	Offer Personal
The invitation for you to subscribe for Placement Shares and Placement Options on the terms and conditions set out in this Subscription Agreement is personal to you. You may not, prior to allotment of the Placement Shares and Placement Options, assign, transfer or deal in any other manner, with Placement Shares and Placement Options, or your rights or obligations under this Subscription Agreement without the prior written agreement of Unilife.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
8.	Representations, Warranties and Agreements
By accepting this invitation (by returning the completed Placement Application Form and Subscription Amount to the Company) you represent, warrant and agree for the benefit of Unilife and Inteq Limited and their respective related bodies corporate and any officers, employees, agents or advisers of any of them (“affiliates”) that:
(a)	If you are in Australia you are:
(i)	a “Sophisticated Investor” under section 708(8) of the Corporations Act 2001 (Cth) (Corporations Act); or

(ii)	a “Professional Investor” under section 708(11) of the Corporations Act.
(b)	If you are outside Australia, you are a person to whom an invitation or offer to subscribe for Placement Shares in the manner contemplated by this Subscription Agreement is permitted by the laws of the jurisdiction in which you are situated, and to whom Placement Shares can lawfully be issued under all applicable laws, without the need for any registration, filing or lodgement. This Subscription Agreement does not constitute an offer to subscribe for Placement Shares in any jurisdiction in which, or to any person to whom, such an offer would be illegal.
(c)	You confirm that you are in compliance with all relevant laws and regulations and will not cease to be in compliance if you apply for Placement Shares and Placement Options on the terms set out in this Subscription Agreement.
(d)	In accepting this offer to apply for Placement Shares and Placement Options on the terms set out in this Subscription Agreement you are not subscribing for Placement Shares and Placement Options for the purpose of selling or transferring the Placement Shares and Placement Options issued to you or granting, issuing or transferring interests in, or options over the Placement Shares and Placement Options within 12 months of their date of issue. This confirmation is understood to be a statement by you of present intention only but not an undertaking not to sell, particularly where your investment objectives or market conditions change.
(e)	You acknowledge that no disclosure document has been prepared under the Corporations Act in connection with the offer of the Placement Shares or the Placement Options.
(f)	You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of a subscription for Placement Shares and Placement Options and you acknowledge that an investment in Placement Shares and Placement Options involves a degree of risk.
(g)	You have the financial ability to bear the economic risk of an investment in Placement Shares and Placement Options.
(h)	You are aware that publicly available information about Unilife can be obtained from ASX (including its web site http://www.asx.com.au), and that certain publicly available information about Unilife can be obtained free of charge from Unilife‘s web site: www.unilife.com.
(i)	You have had access to all information that you believe is necessary or appropriate in connection with your application for Placement Shares and Placement Options. You acknowledge and agree that you will not hold Unilife, Inteq Limited or any of their respective officers, employees, agents, advisers or affiliates responsible for any misstatements in, or omissions from, any publicly available information concerning Unilife.
(j)	You have made and relied upon your own assessment of Unilife and have conducted your own investigation with respect to the Placement Shares and Placement Options and Unilife including, without limitation, the particular tax consequences of subscribing, owning or disposing of Placement Shares and Placement Options in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
(k)	You have not relied on any representations made by Unilife, Inteq Limited or any of their respective officers, employees, agents, advisers or affiliates except as set out in this Subscription Agreement.
(l)	You have not relied on any investigation that Unilife, Inteq Limited or any of their respective officers, employees, agents, advisers or affiliates or any persons acting on their behalf may have conducted with respect to the Placement Shares and the Placement Options or Unilife. None of such persons has made any representation to you, express or implied, with respect to the Placement Shares and the Placement Options or Unilife.
(m)	You acknowledge that this Subscription Agreement does not constitute a securities recommendation or financial product advice and that Unilife and Inteq Limited have not considered your particular objectives, financial situation and needs.
(n)	You agree to be bound by the provisions of the constitution of Unilife upon allotment of Placement Shares to you (and upon any subsequent issue of Placement Options to you).
(o)	Except to the extent that liability cannot by law be excluded, you acknowledge that none of Inteq Limited, Unilife or any of their respective related bodies corporate or any officers, employees, agents, advisers or affiliates of Inteq Limited or Unilife, accept any responsibility in relation to the Placement.

(p)	You are not a Related Party (as defined in the ASX Listing Rules) of Unilife.
(q)	You understand and agree that the offer and sale to you of the Placement Shares, the Placement Options, the Replacement Options and the Underlying Shares have not been and will not be registered under the US Securities Act or the laws of any state or other jurisdiction in the United States but rather the issue of the Placement Shares, the Placement Options and the Replacement Options under this Subscription Agreement and the issue of the Underlying Shares on exercise of the Placement Options or the Replacement Options will be made in reliance on an exemption from registration contained in Regulation S under the US Securities Act for offers and sales made outside of the US. Therefore, you agree that you may not and will not offer, sell, pledge, transfer or otherwise dispose of any Placement Shares, any Placement Options, any Replacement Options or any Underlying Securities in the United States or for the account or benefit of a U.S. person (as defined in Regulation S of the US Securities Act) (“US Person”) unless and until the Placement Shares, the Placement Options, the Replacement Options or the Underlying Shares (as applicable) are registered under the US Securities Act (which you acknowledge Unilife has no obligation to do) or offered, sold, pledged, transferred or otherwise disposed of in a transaction exempt from, or not subject to, the registration requirements of the US Securities Act or the laws of any state or other jurisdiction in the United States. You further acknowledge that (i) each Placement Option certificate and Replacement Option certificate will bear a legend stating that it and the Underlying Shares have not been registered under the US Securities Act and that such option may not be exercised by or on behalf of any US person unless registered under the US Securities Act or an exemption from registration is available and (ii) upon exercise of such option, you will be required to give a written certification that you are outside the US and that you are not a US person and that the Placement Option or Replacement Option is not being exercised on behalf of a US person.
(r)	You represent that (i) at the time that you submit your Placement Application Form to the Company, (ii) at the time of allotment of the Placement Shares and the Placement Options, (iii) at the time of the issue of the Replacement Options and (iv) at the time of exercise of the Placement Options or the Replacement Options, as applicable, you are and will be (i) outside the United States and (ii) not a US person, as defined in Regulation S and are not and will not be acquiring the Placement Shares, the Placement Options, the Replacement Options or the Underlying Shares on behalf of or for the account of or benefit of, a US person.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
(s)	You will not engage in hedging transactions with regard to either the Placement Shares, the Placement Options, the Replacement Options or the Underlying Shares unless in compliance with the US Securities Act
(t)	You have full corporate power and lawful authority to execute and deliver this Subscription Agreement and to perform, or cause to be performed, your obligations under this Subscription Agreement.
(u)	This Subscription Agreement constitutes a legal, valid and binding obligation on you, enforceable in accordance with its terms.
(v)	If you are acquiring any Placement Shares and Placement Options for an account of one or more persons, you have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such person and you will take reasonable steps to ensure that each such person will comply with its obligations herein.
(w)	You acknowledge that Unilife, Inteq Limited and their affiliates will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any such acknowledgments, representations or warranties are no longer accurate, you will notify Unilife immediately. You indemnify Unilife, Inteq Limited and their respective officers, employees, advisers and affiliates against any loss, damage or costs incurred and arising out of or in relation to any breach by you of the acknowledgments, representations, warranties and agreements.
(x)	You acknowledge that if you have material non-public information regarding the Company insider trading restrictions may apply to you. You agree not to, and not to cause any other person to, acquire any of the Company’s securities after you have had access to material non-public information if doing so would be a breach of insider trading restrictions.
9.	Announcements
You may not make any public announcement or communication concerning the transactions referred to in this Subscription Agreement without obtaining the prior written consent of Unilife except as required by law or a regulation of a stock exchange.
10.	Governing Law and Jurisdiction
This Subscription Agreement between us arising out of your acceptance of the terms of this invitation to apply for Placement Shares shall be governed by the laws of New South Wales, Australia and you agree to submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia.
11.	Entire Agreement
The terms contained in this Subscription Agreement including, without limitation, your executed Placement Application Form, constitute the entire agreement among you and Unilife and your participation in the Placement to the exclusion of all prior representations, understandings and agreements among you and Unilife. Any variation of the terms of this Subscription Agreement must be in writing signed by Unilife and you.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
12.	Notices
Any notice to be given relating to the offer of Placement Shares and Placement Options or this Subscription Agreement may be sent by mail or by facsimile to the facsimile number of the party to whom the notice is sent and will be deemed to have been given one business day after being mailed or upon the successful transmission to that facsimile number.
13.	Commission
The Company has agreed to pay the following aggregate commissions to brokers in connection with the Placement:
(a)	a cash payment of up to 6.5% of the value of the Placement; and

(b)	the issue of options with an exercise price of A$0.85 per option totalling up to 6.5% of the number of shares allotted to subscribers under the Placement.
14.	Placement Application Form & Payment Details
To confirm your irrevocable application for the allotment and issue of the number of Placement Shares and Placement Options set out in Section 2 above to you, on the terms set out in this Subscription Agreement and your acceptance of the terms and conditions of the Placement as set out in this Subscription Agreement, please complete, sign and return a copy of the Placement Application Form to Unilife Medical Solutions Limited by fax on or before 5.00pm (Australian Eastern Standard Time) 2 October 2009 to:
Unilife Medical Solutions Limited

Fax No:	+612 8346 6511
Attention:	Jeff Carter, Company Secretary
Cheque Payment:
Please make cheques payable to Unilife Medical Solutions Limited – Subscription Account in Australian currency, cross it and mark it “Not Negotiable”. Cheques must be made in Australian currency, and cheques must be drawn on an Australian Bank.
Electronic Funds Transfers:
Electronic funds transfers must be made in Australian currency and all transfer fees and bank charges must be deducted from the sending bank. Transfers should be directed as follows:

Account Holder:	Unilife Medical Solutions Limited
Account Name:	Unilife Medical Solutions Limited — Subscription Account
Bank Name:	Westpac Banking Corporation
Branch:	Royal Exchange
BSB (Australian transfers):	032-002
SWIFT Ref (International transferees):	WPACAU2S
Account Number:	494645
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
Any questions relating to settlement should be directed to Jeff Carter on +61 2 8346 6511. Please note that while this settlement is being undertaken via CHESS it is not covered by the National Guarantee Fund.
Yours faithfully,
Mr Jeff Carter
Company Secretary
Unilife Medical Solutions Limited
Enclosures: Placement Application Form
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
SCHEDULE 1
TERMS AND CONDITIONS OF PLACEMENT OPTIONS
1.	Subject to satisfaction of the Conditions, the Placement Options shall be issued for nil cash consideration. Each Placement Option entitles the holder to subscribe for one fully paid ordinary share (Share) in Unilife Medical Solutions Limited (Company).The Placement Options granted to each subscriber under the Placement shall be issued in two equal tranches as follows:
1.1	Tranche 1: the exercise price for each Placement Option is A$1.25

1.2	Tranche 2: the exercise price for each Placement Option is A$2.00
The exercise price for any Placement Option shall be payable in full on exercise of the Placement Option.
2.	The Placement Options shall be exercisable at any time from the date of grant until the third anniversary of the date of grant (Exercise Period).
3.	If the Placement Option is not exercised on or prior to the expiry of the Exercise Period, the Placement Option will automatically lapse.
4.	A certificate shall be issued for the Placement Options. Each certificate will bear a legend stating that it and the Underlying Shares have not been registered under the US Securities Act and that such option may not be exercised by or on behalf of any US person unless registered under the US Securities Act or if an exemption from registration is available and (ii) upon exercise of such option, the Optionholder will be required to give a written certification that he/she is outside the US and that he/she is not a US person and that the Placement Option is not being exercised on behalf of a US person.
5.	Placement Options shall be exercisable by notice in writing to the registered office of the Company accompanied by the holder’s option certificate. The notice must state the number of Placement Options being exercised (in multiples of 20,000 or where the number of Placement Options held is less than 20,000 such lesser amount). If the notice does not state the number of Placement Options being exercised, the notice shall be void and the Company shall request the Optionholder to provide a further notice.

6.	The Optionholder shall either:
(a)	include with the notice to the Company referred to in clause 5, a cheque payable to the Company; or

(b)	at the time of issuing the notice to the Company referred to in clause 5, arrange for an electronic funds transfer directly into an account nominated by the Company, for the total exercise price of the Placement Options being exercised.
7.	Upon receipt of a valid notice in accordance with clause 5 and subject to the Company receiving cleared funds from the Optionholder in accordance with clause 6, the Company must issue the requisite number of Shares in the name of the Optionholder and update its share register to record the Optionholder as the holder of that number of Shares equal to the number of Placement Options exercised within five (5) business days of the exercise of the Placement Option.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
9.	Shares issued pursuant to an exercise of Placement Options shall rank equally in all respects with existing Shares of the Company from the date of allotment.
10.	An Optionholder may not sell, transfer, assign, give or otherwise dispose of, in equity or in law, the benefit of some or all of the Placement Options without the prior written consent of the Board.
11.	If Shares of the class are quoted, the Company shall, in accordance with ASX Listing Rule 2.8, make application to have Shares issued pursuant to an exercise of Placement Options listed for official quotation.
12.	If Placement Options are exercised before the record date of an entitlement, Optionholders can participate in a pro rata issue to the holders of Shares in the Company.
13.	Optionholders do not have any right to participate in new issues of securities by the Company without exercising Placement Options.
14.	In accordance with the ASX Listing Rules, in the event of any reorganisation of capital of the Company, the rights of the Optionholder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of capital at the time of the reorganisation.
15.	The Placement Options will not give any right to participate in dividends until Shares are allotted pursuant to the exercise of the relevant Placement Options.
16.	In the event that an issue of Shares is made to the holders of securities in the Company (excluding a bonus issue), the exercise price of the Placement Options will be reduced in accordance with ASX Listing Rule 6.22.
17.	The number of Shares to be issued pursuant to the exercise of Placement Options will be adjusted for bonus issues made prior to exercise of Placement Options. The effect will be that upon exercise of the Placement Options, the number of Shares received by the Optionholder will be increased by the number of bonus Shares that would have been issued to such holder if the Placement Options had been exercised prior to the record date for the bonus issue. The exercise price of the Placement Options will not change as a result of any such bonus issue.
18.	If there has been a Change in Ownership or the Board concludes that the replacement of the majority of the Board is imminent, the Board must resolve to notify the Optionholder that all Placement Options may be exercised prior to 5pm (Sydney time) on the 90th day after the date of the notice (or by such earlier date as the Board determines).

19.	Subject always to clause 21 below, a ‘Change in Ownership’ shall occur if:
(a)	a person acquires a relevant interest (within the meaning of section 608 of the Corporations Act 2001) in more than fifty per cent (50%) of the Shares in the Company as a result of a takeover bid;

(b)	a person acquires a relevant interest (within the meaning of section 608 of the Corporations Act 2001) in more than fifty per cent (50%) of the Shares in the Company as a result of a scheme of arrangement;

(c)	through the acquisition of Shares in the Company a person is able to determine the majority composition of the Board; or

(d)	any other event (including, but not limited to, a merger of the Company with another company) which the Board determines, in its absolute discretion, to be a Change in ownership.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
20.	A ‘Change in Ownership’ does not include, unless otherwise determined by the Board, either an internal restructure of the Company’s group or a transaction whereby the Company’s group is redomiciled by imposing a new parent company of the Company’s group (including where such transaction is effected by a scheme of arrangement under the Corporations Act 2001 (Cth)). This exception to a ‘Change in Ownership’ includes a scheme of arrangement pursuant to which:
(a)	a subsidiary of the Company will become the new parent company of the Company; or

(b)	the shareholders of the Company on the record date of the scheme of arrangement will be entitled to be issued shares equal to at least fifty per cent (50%) of the issued ordinary share capital of the new parent company of the Company on the implementation date of the scheme of arrangement.
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

Non-US Subscription Agreement for Unilife Placement
SCHEDULE 2
CANCELLATION DEED
Unilife Medical Solutions Limited, Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000, Australia T +61 2 8346 6500 F +61 2 8346 6511
W www.unilife.com

201 Elizabeth Street Sydney NSW 2000 Australia DX 107 Sydney Tel +61 2 9286 8000 Fax +61 2 9283 4144 www.dlaphillipsfox.com
Standalone Option Cancellation Deed
Unilife Medical Solutions Limited
Unilife Corporation
DLA Phillips Fox is a member of
DLA Piper Group, an alliance of
independent legal practices. It is a
separate and distinct legal entity.
DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties	2

Background	2

Operative provisions	2

1 Cancellation of Standalone Options	2

2 Issue of Unilife Corporation Standalone Options	2
Time of issue	3

3 Conditions	3
Cancellation and offer conditional	3
Effective Time	3
Termination	3
No waiver	3

4 Representations and warranties	4

5 Release	4
Release	4

6 Miscellaneous	5
Notices	5
Conflict of interest	6
Costs	6
Counterparts	6
Binding agreement	6
Further assurances	6
No merger	7
No rights	7
Publicity	7
Variation and waiver	7

7 Definitions and interpretation	7
Definitions	7
Interpretation	8
Headings	9

Schedule 1	10

Execution and date	11

Annexure A	12
Unilife Corporation Option Agreement	12

Parties
Unilife Medical Solutions Limited ABN 14 008 071 403 of Suite 3, Level 11, 1 Chifley Square, Sydney NSW 2000 (Company)
Unilife Corporation a company incorporated in Delaware United States of 633 Lowther Road, Lewisberry, Pennsylvania 17339, United States (Unilife Corporation)
(Standalone Option Holder)
Background

A	The Company has granted the Standalone Options to the Standalone Option Holder.

B	The Company and Unilife Corporation have entered into a Merger Implementation Agreement under which, amongst other things, the Company and Unilife Corporation have agreed to effect a transaction by means of a scheme of arrangement pursuant to Part 5.1 of the Corporations Act under which Unilife Corporation will acquire all of the issued share capital of the Company with the result that the Unilife group will be re-domiciled in the US.

C	The parties have agreed that in conjunction with the Share Scheme, the Standalone Options will be cancelled and, in consideration of the cancellation, Unilife Corporation will issue Unilife Corporation Standalone Options to the Standalone Option Holder.
Operative provisions
1	Cancellation of Standalone Options
1.1	Subject to clause 3.1, the Standalone Option Holder agrees to the cancellation of all, and not part only, of the Standalone Options held by it as at the date of this deed without any further action or consent on the part of the Company or the Standalone Option Holder.
2	Issue of Unilife Corporation Standalone Options
2.1	In consideration of, and subject to, the cancellation of its Standalone Options pursuant to clause 1.1 and subject to the satisfaction or waiver of the conditions set out in clause 3.1, Unilife Corporation will:
2.1.1	issue the Unilife Corporation Standalone Options to the Standalone Option Holder;
2.1.2	deliver to the Standalone Option Holder a duly executed counterpart of the Unilife Corporation Option Agreement;
2.1.3	enter the name of the Standalone Option Holder in its register of option holders; and

2.1.4	no later than seven Business Days after the date of grant, despatch or procure the despatch to each Standalone Option Holder of a certificate representing the Unilife Corporation Standalone Options granted to it under this deed.
2.2	Subject to the satisfaction or waiver of the conditions set out in clause 3.1, the Standalone Option Holder will execute and deliver to the Company a counterpart of the Unilife Corporation Option Agreement.
Time of issue
2.3	Subject to the satisfaction of the conditions in clause 3.1, the Unilife Corporation Standalone Options must be issued by Unilife Corporation with effect from the Effective Time.
3	Conditions
Cancellation and offer conditional
3.1	The cancellation of the Standalone Options pursuant to clause 1.1 and the offer of Unilife Corporation Standalone Options pursuant to clause 2.1 is conditional upon:
3.1.1	the Share Scheme becoming Effective; and
3.1.2	the Company obtaining from ASX a waiver of any requirement under ASX Listing Rule 6.23.2 to obtain the approval of the Company’s shareholders to the cancellation of the Standalone Options.
Effective Time
3.2	Subject to the satisfaction of the conditions in clause 3.1, the Standalone Option Holder agrees to the cancellation of the Standalone Options with effect from the Effective Time, at which time the Standalone Options will have no further force or effect and the rights and entitlements of the Standalone Option Holder with respect to the Standalone Options will cease.
Termination
3.3	This deed will automatically terminate on the earlier of:
3.3.1	the date on which the Merger Implementation Agreement is terminated; and
3.3.2	30 June 2010 (or such other date and time agreed in writing between the Company and Unilife Corporation) if the conditions set out in clause 3.1 are not satisfied or waived before that date.
No waiver
3.4	The conditions precedent in clause 3.1 cannot be waived.

4	Representations and warranties
4.1	The Standalone Option Holder represents and warrants to the Company and Unilife Corporation that as at the Effective Time:
4.1.1	the number of Shares subject to, and the exercise price of, the Standalone Options, as set out in Schedule 1, is complete and accurate;

4.1.2	it has read and understood the terms of this deed and the Unilife Corporation Option Agreement;

4.1.3	it is not in breach of any provision or condition of the Standalone Options;

4.1.4	it has full power and capacity to agree to the cancellation of the Standalone Options;

4.1.5	it is the legal and beneficial holder of the Standalone Options;

4.1.6	it will be taking the Unilife Corporation Standalone Options for investment purposes only and not with a view to distribution; and

4.1.7	it is a sophisticated or professional investor within the meaning of section 708 of the Corporations Act 2001(Cth)
4.2	The Standalone Option Holder acknowledges that the issue of the Unilife Corporation Standalone Options constitutes good and valuable consideration for the cancellation of the Standalone Options and the release in clause 5.1.
4.3	The Standalone Option Holder acknowledges that the issue of the Unilife Corporation Standalone Options in exchange for the cancellation of the Standalone Options may not be an economically equivalent exchange because of, among other things, the different tax laws that apply to the options.
4.4	The Standalone Optionholder acknowledges that the transfer of the Standalone Options and the securities issued on the exercise of the Standalone Options is restricted under applicable US securities laws.
4.5	The Standalone Option Holder acknowledges that the certificate or other instrument evidencing the Unilife Corporation Standalone Options and the securities issuable upon exercise of the Standalone Options will bear an appropriate legend reflecting the restrictions on transfer which will apply to the Unilife Corporation Standalone Options and such underlying securities under applicable US securities laws.

5	Release
Release
5.1	Following cancellation of the Standalone Options:
5.1.1	the Company releases the Standalone Option Holder and the Standalone Option Holder releases the Company and its officers, directors, shareholders, affiliates, successors, agents, attorneys, representatives, and any other person or entity that may have any liability for the Standalone Options (each a Released Party) from all actions, claims, losses, liabilities and expenses in respect of the cancellation and extinguishment of the Standalone Options, and all rights and entitlements attaching to the Standalone Options, with effect from the Effective Time; and

5.1.2	the Company and the Standalone Option Holder agree not to make any claim or demand, or participate in any actions, claims, demands or proceedings against any Released Party inconsistent with clause 5.1.1 and agree that this deed may be pleaded as a bar to any such action, claim, proceeding or demand.
5.1.3	the Standalone Option Holder agrees that, upon the issue of the Unilife Corporation Standalone Options, the Standalone Option Holder will have no further claim of right to purchase or receive Shares or any other securities or consideration for the Standalone Options, except as specifically set out in this deed.
6	Miscellaneous
Notices
6.1	Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:
6.1.1	must be in writing and signed by a person duly authorised by the sender;
6.1.2	must be delivered to the intended recipient by prepaid post or by hand or fax to the address or fax number below or the address (being an address in Australia) or fax number last notified by the intended recipient to the sender:
Company:

Address:	Level 11, 1 Chifley Square, Sydney NSW 2000
Fax: Attention:	(02) 8346 6511 Mr Jeff Carter

Unilife Corporation:

Address:	633 Lowther Road, Lewisberry, Pennsylvania 17339
Fax: Attention:	+1 717 938 9364 Mr Alan Shortall

Standalone Optionholder:

Address:
Fax:
Attention:

6.1.3	will be taken to be duly given or made:
(a)	in the case of delivery in person, when delivered;

(b)	in the case of delivery by post:
(i)	within Australia to an Australian address, two Business Days after the date of posting; and

(ii)	in any other case, 10 Business Days after the date of posting;
(c)	in the case of fax, on receipt by the sender of a transmission control report from the dispatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a Business Day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.
6.2	The Standalone Option Holder agrees to waive any right it may have under or arising from the Standalone Option to advance notice of the transactions contemplated under the Share Scheme, except as otherwise required under applicable law.
Conflict of interest
6.3	The parties’ rights and remedies under this deed may be exercised even if this involves a conflict of duty or a party has a personal interest in their exercise.
Costs
6.4	Each party shall pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this deed and other related documentation.
Counterparts
6.5	This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.
Binding agreement
6.6	Each party agrees that this deed is binding on each party and their heirs, executors, administrators, and all persons claiming any right, benefit, or interest to the Standalone Options or the underlying Shares, and inures to the benefit of the Released Parties and their successors and assigns.
Further assurances
6.7	Each party agrees, at the Company’s expense, to do anything another party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):
6.7.1	to bind the party and any other person intended to be bound under this deed;

6.7.2	to enable the Company to cancel the Standalone Options;

6.7.3	to show whether the party is complying with this deed; and

6.7.4	to give full effect to this deed.

Governing law
6.8	This deed is governed by the laws of New South Wales. The Parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The Parties will not object to the exercise of jurisdiction by those courts on any basis.
No merger
6.9	This deed constitutes the entire understanding between the parties with respect the subject matter of this deed, except as otherwise set out in the Share Scheme. The warranties, undertakings and indemnities in this deed do not merge at the Effective Time.
No rights
6.10	The Standalone Option Holder agrees that the transactions contemplated under this deed do not result in the right to receive future grants of equity or other compensation other than the Unilife Corporation Standalone Options.
Publicity
6.11	The Standalone Option Holder may not make press or other announcements or releases relating to this deed or the transactions the subject of this deed.
Variation and waiver
6.12	A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

7	Definitions and interpretation
Definitions
7.1	In this deed the following definitions apply:
ASX means ASX Limited (ABN 98 008 624 691).
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia.
Corporations Act means the Corporations Act 2001 (Cth).
Consolidation Ratio means the number of Shares in the Company which will be transferred to Unilife Corporation under the Share Scheme for every share of common stock in Unilife Corporation issued to Scheme Shareholders.
Court means the Federal Court of Australia.
Effective means, when used in relation to the Share Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the Court order made under section 411(4)(b) of the Corporations Act in relation to the Share Scheme.

Effective Date means the date on which the Share Scheme becomes Effective.
Effective Time means 5:00pm on the Implementation Date.
Implementation Date means the third Business Day after the Scheme Record Date.
Merger Implementation Agreement means the merger implementation agreement dated 1 September 2009 between the Company and Unilife Corporation (as amended from time to time).
Related Body Corporate has the meaning given to that term in section 50 of the Corporations Act.
Scheme Record Date means 7.00pm on the fifth Business Day after the Effective Date.
Share means a fully paid ordinary share in the Company.
Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between the Company and Scheme Shareholders.
Scheme Shareholder means a Shareholder as at the Scheme Record Date.
Standalone Options means the options issued to the Standalone Option Holder to subscribe for the Shares under a Subscription Agreement between the Company and the Standalone Option Holder dated on or around 2 October 2009, the key terms of which are set out in the second column of Schedule 1.
Unilife Corporation Standalone Options means the options to be issued to the Standalone Option Holder to subscribe for common stock in Unilife Corporation under the Unilife Corporation Option Agreement in substantially the form attached as Annexure A to this deed.
Interpretation
7.2	In the interpretation of this deed, the following provisions apply unless the context otherwise requires:
7.2.1	The singular includes the plural and conversely.

7.2.2	A gender includes all genders.
7.2.3	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
7.2.4	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.
7.2.5	A reference to a clause, schedule or annexure is a reference to a clause of, or schedule or annexure to, this deed.
7.2.6	A reference to an agreement or document (including a reference to this deed) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this deed or that other agreement or document.

7.2.7	A reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns.
7.2.8	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

7.2.9	A reference to $ is to the lawful currency of Australia.
7.2.10	Words and phrases not specifically defined in this deed have the same meanings (if any) given to them in the Corporations Act.

7.2.11	A reference to time is a reference to time in Sydney, Australia.
7.2.12	If the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing must be done on the immediately succeeding Business Day.
7.2.13	The meaning of general words is not limited by specific examples introduced by including, or for example, or similar expressions.
Headings
7.3	Headings are for convenience only and do not affect the interpretation of this deed.

Schedule 1
Standalone Options

Number and key terms of
Name and address of	Number and key terms of	Unilife Corporation
Standalone Optionholder	Standalone Options	Standalone Options

Tranche 1 Number: Exercise Price: A$1.25 Expiry date: Third anniversary of the date of grant of the Standalone Option.	Tranche 1

Number: __ x the Consolidation Ratio

Exercise Price: A$1.25 x the Consolidation Ratio

Expiry date: Third anniversary of the date of grant of the Standalone Options the Unilife Corporation Standalone Option replaces.

	Tranche 2 Number:	Tranche 2 Number: __ x the Consolidation Ratio
	Exercise Price: A$2.00 Expiry date: Third anniversary of the date of grant of the Standalone Option.	Exercise Price: A$2.00 x the Consolidation Ratio Expiry date: Third anniversary of the date of grant of the Standalone Options the Unilife Corporation Standalone Option replaces.

Execution and date
Executed as a deed.
Date:

Executed as a deed by Unilife Medical Solutions Limited acting by the following persons:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)

Executed as a deed by Unilife Corporation acting by the following person:

Signature of duly authorised officer

Name of officer (print)

Executed as a deed by in the presence of:

Signature of witness	Signature of

Name of witness (print)

Annexure A
Unilife Corporation Option Agreement

Exhibit 10.28
Option Agreement
Unilife Corporation
[insert name of Option Holder]

Table of contents

Parties	3

1 Grant of Options	3

2 Tranches	3

3 Exercise Period	3

4 Exercise Price	3

5 Notice of Exercise	4

6 Allotment of Unilife Corporation Shares	4

7 Quotation of Options and Shares	4

8 Shareholder approval	5

9 Shares rank equally	5

10 No participation in new issues	5

11 Reorganisation of capital	5

12 Options not transferable	5

13 Change of control	6

14 Option register	6

15 Governing Law	6

16 Notices	6

17 Definitions	6

2

Parties
Unilife Corporation a company incorporated in Delaware United States of 633 Lowther Road, Lewisberry, Pennsylvania 17339, United States (Unilife Corporation)
[insert name of Optionholder] (Option Holder)
1	Grant of Options
1.1	Unilife Corporation grants the Option Holder [insert amount] Options to subscribe for Unilife Corporation Shares on the terms and conditions set out in this Agreement; and
1.2	Each Option entitles the Option Holder to acquire one Unilife Corporation Share.

2	Tranches

2.1	The Options are granted in two tranches:
2.1.1	Tranche 1: [insert amount] Options; and

2.1.2	Tranche 2: [insert amount] Options.
3	Exercise Period
3.1	Subject to clause 13, each Option is exercisable at any time in the period from the date of grant until the third anniversary of the Original Grant and if the Option is not exercised on or prior to the expiry of the relevant Option Period, the Option will automatically lapse.
4	Exercise Price

4.1	The exercise price for each Option is as follows:
4.1.1	Tranche 1: [A$insert price equal to $1.25 x Consolidation Ratio] per Option

4.1.2	Tranche 2: [A$insert price equal to $2.00 x Consolidation Ratio] per Option and is payable immediately on exercise by bank cheque or wire transfer to an account of the Unilife Corporation.

3

5	Notice of Exercise
5.1	The Options may be exercised wholly or in part by giving notice in writing to the Unilife Corporation at any time during the Option Period stating the number of Options being exercised. Options may only be exercised in multiples of 3,000 unless all of the then unexercised Options are being exercised under the relevant Notice of Exercise.
6	Allotment of Unilife Corporation Shares
6.1	Subject to clause 6.3, on receipt by Unilife Corporation of a valid Notice of Exercise in accordance with clause 5 and payment of the Exercise Price in accordance with clause 4, Unilife Corporation must, within two Business Days, issue and allot to the Option Holder the number of Unilife Corporation Shares set out in the Exercise Notice and despatch the relevant share certificate or other appropriate acknowledgment as soon as reasonably practicable thereafter.
6.2	Whilst Unilife Corporation remains listed on ASX, the Option Holder will be entitled to elect whether to receive Unilife Corporation Shares in the form of common stock of Unilife Corporation or as CDIs.
6.3	If at any time the Board determines that the delivery of Unilife Corporation Shares under this Agreement is or may be unlawful under Applicable Law, the Option Holder’s right to exercise the Option or receive the Unilife Corporation Shares pursuant to the Option shall be suspended until the Board determines that such delivery is lawful.
6.4	Unilife Corporation may require that the Option Holder, as a condition to exercise of the Option, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that the Option Holder will not dispose of the Unilife Corporation Shares so acquired in violation of Applicable Law) and furnish such information as may, in the opinion of counsel for Unilife Corporation, be appropriate to permit Unilife Corporation to issue the Unilife Corporation Shares in compliance with Applicable Law.
7	Quotation of Options and Shares
7.1	The Options will not be listed for quotation on ASX or any other exchange.

7.2	As soon as reasonably practicable following the exercise of an Option:
7.2.1	to the extent that the Option Holder elects to receive their Unilife Corporation Shares in the form of CDIs, Unilife Corporation shall apply for the CDIs to be admitted for quotation on the Official List of ASX (so long as CDIs are quoted on the Official List of the ASX at that time); or
7.2.2	to the extent that the Option Holder elects to receive their Unilife Corporation Shares in the form of common stock, Unilife Corporation shall apply for the Unilife Corporation Shares to be admitted for quotation on NASDAQ (so long as the Unilife Corporation shares are quoted on NASDAQ at that time).

4

8	Shareholder approval
8.1	If, for any reason, an issue of Unilife Corporation Shares to the Option Holder in accordance with this Agreement would require approval of Shareholders, Unilife Corporation must convene the necessary meeting as soon as reasonably practicable and at its own cost.
9	Shares rank equally
9.1	Unilife Corporation Shares issued on the exercise of Options will rank equally in all respects with the other Unilife Corporation Shares on issue at the date of allotment and will be subject to the provisions of Unilife Corporation’s certificate of incorporation.
10	No participation in new issues
10.1	An Option does not confer a right to participate in new issues of securities of Unilife Corporation, unless the Option Holder has first exercised the Option and such exercise took place on or before the record date for determining entitlements to the issue.
10.2	In the event that a pro rata issue of Unilife Corporation shares is made to the holders of securities in Unilife Corporation, the exercise price of the Options shall be reduced in accordance with the ASX Listing Rules (so long as CDIs are quoted on ASX at that time).
11	Reorganisation of capital
11.1	In the event of any reorganisation (including consolidation (reverse split), sub-division (stock split), split-up, spin-off or similar transaction, recapitalisation, reduction or return, merger or share exchange) of the issued capital of Unilife Corporation, the rights of the Option Holder including the number of Options or the Exercise Price or both shall be reorganised (as appropriate);
11.1.1	while CDIs are quoted on the Official List of ASX, to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation; or

11.1.2	if CDIs are no longer quoted on the Official List of ASX, as otherwise determined by the Board to be appropriate to reflect the reorganisation.
12	Options not transferable
12.1	Subject to clause 12.2 below, the Options are not transferable without the prior written consent of Unilife Corporation, except to a family member, family trust or estate of a shareholder or officer of the Option Holder,
12.2	Transfers to a partner, shareholder, officer, subsidiary, affiliate, affiliated partnership or other affiliated entity are not permitted without the prior written consent of Unilife Corporation, such permission to be granted by Unilife Corporation only after the Option Holder provides satisfactory assurances to Unilife Corporation that there is an available exemption from registration under which Unilife Corporation will be able to issue Unilife Corporation Shares upon exercise of the Options by the transferee.

5

13	Change of control
13.1	Each outstanding Option shall lapse upon the effective time of a Change of Control Event unless the transaction the subject of the Change of Control Event provides for the continuation or assumption of outstanding Options by the surviving or successor entity or a parent company of that entity, or for the substitution of equivalent awards, as determined in the sole discretion of the Board, of the surviving or successor entity or a parent of that entity. This is subject to the proviso that holders of Options that lapse under this clause 13.1 are permitted to exercise all of their Options immediately before the Change of Control Event.
14	Option register
14.1	Unless otherwise determined by the Board of Directors of Unilife Corporation (or a committee of the Board), Unilife Corporation’s share registry will maintain a register of the Options.
15	Governing Law
15.1	The Options and this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.
15.2	Any suit with respect to an Option will be brought in the federal or state courts in the State of Delaware, and the Option Holder, by accepting the Options, irrevocably and unconditionally agrees and submits to the personal jurisdiction and venue thereof.
16	Notices
16.1	Notices may be given by Unilife Corporation to the Option Holder in writing and to the address set out above or such new address as is notified from time to time by the Option Holder to Unilife Corporation.
17	Definitions
17.1 In these Rules, unless the context otherwise requires:
A$ means Australian currency.
Applicable Law means any one or more or all, as the context requires, of:
(a)	the Corporations Act and any regulations to it;

(b)	the ASX Listing Rules;

(c)	the certificate of incorporation of the Unilife Corporation;

6

(d)	the United States Securities Act of 1933, as amended (including the rules thereunder), Exchange Act and any other applicable United States federal or state law, including without limitation the Delaware General Corporation Law;

(e)	the Internal Revenue Code of 1986, as amended, and any regulations to it;

(f)	the NASDAQ Rules; and

(g)	any practice note, policy statement, class order, declaration, guideline, policy or procedure pursuant to the provisions of which any of the SEC, ASIC or ASX is authorised or entitled to regulate, implement or enforce, either directly or indirectly, the provisions of any of the foregoing statutes, regulations or rules or any conduct of any duly authorised person, pursuant to any of the abovementioned statutes, regulations or rules.
ASIC means the Australian Securities and Investments Commission.
ASX means ASX Limited (ACN 008 624 691) and any successor body corporate or the financial market it operates (as the context requires).
ASX Listing Rules means the Listing Rules published by ASX from time to time.
Board means all or some of the directors of Unilife Corporation acting as a board from time to time.
Business Day means any day, other than a Saturday, Sunday or public holiday in New York, United States of America.
CDI means a CHESS Depositary Interest over [insert fraction] of a share of Unilife Corporation common stock.
Change of Control Event means the occurrence of any of the following events:
(a)	a change of Ownership of Unilife Corporation;

(b)	a change of Effective Control of Unilife Corporation; or

(c)	a change of Ownership of Assets of Unilife Corporation; or
as described in these Rules and construed consistent with Section 409A of the Code. For the purposes of a Change of Control Event, fair market value is determined by the Board, and share ownership is determined under section 318(a) of the Code. A Change of Control Event excludes any transfer to a related person as described in Section 409A of the Code or a public offering of the Shares.
Change of Effective Control of Unilife Corporation means the date on which a majority of members of Unilife Corporation’s full board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Unilife Corporation’s full board of directors before the date of the appointment or election.

7

Change of Ownership of Assets of Unilife Corporation means the date on which any one person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons), assets from Unilife Corporation that have a total gross fair market value more than 50% of the total gross fair market value of all of the assets of Unilife Corporation immediately before such acquisitions. For this purpose, gross fair market value means the value of the assets of Unilife Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Change of Ownership of Unilife Corporation means the date on which any one Person acquires, or Persons Acting as a Group acquire, ownership of Shares that, together with the Shares held by such Person or Persons Acting as Group, constitutes more than 50% of the total fair market value or total voting power of the Shares of Unilife Corporation. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the Shares of Unilife Corporation, the acquisition of additional Shares by the same Person or Persons Acting as a Group is not considered to cause a Change of Ownership of Unilife Corporation or to cause a Change of Effective Control of Unilife Corporation. An increase in the percentage of Shares owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Unilife Corporation acquires its Shares in exchange for property will be treated as an acquisition of Shares.
Corporations Act means the Corporations Act 2001 (Cth).
Exchange Act means the United States Securities Exchange Act of 1934, as amended, including the rules promulgated thereunder.
Exercise Price means the exercise price payable to acquire one Share pursuant to the exercise of each Option.
NASDAQ Rules means the Nasdaq Listing Rules as published by The Nasdaq Stock Market from time to time.
Notice of Exercise means the notice provided to Unilife Corporation by the Option Holder in respect of the exercise of the Options.
Option Period means the date from which the Options become exerciseable until the date on which the Options lapse.
Options means the options granted to the Option Holder under this Agreement.
Original Grant means the date of grant of the Original Option.
Original Option means the Unilife Medical Solutions Limited options granted to the Option Holder which the Option replaces.
Person means any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Shares of the Company in a registered public offering;

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Persons Acting as a Group means persons who are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the corporation. If a Person owns shares in both corporations that enter into a merger, consolidation, purchase or acquisition of shares, or similar transaction, such shareholder is considered to be a Person Acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be Persons Acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own shares of the same corporation at the same time, or as a result of the same public offering;
Unilife Corporation Shares means shares of fully paid common stock in the capital of Unilife Corporation.
Unilife Medical Solutions Limited means Unilife Medical Solutions Limited (ABN 14 008 071 403).
SEC means the United States Securities and Exchange Commission.

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Date:
THESE OPTIONS AND THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (US SECURITIES ACT) AND THE OPTIONS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S OF THE US SECURITIES ACT, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS FILED AND MADE EFFECTIVE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE UNILIFE CORPORATION TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED. NEITHER THE OPTIONS NOR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE OPTIONS OR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND AN OPINION OF COUNSEL SATISFACTORY TO THE UNILIFE CORPORATION TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED.

Executed by Unilife Corporation acting by the following person:

Signature of duly authorised officer

Name of officer (print)

Executed by [insert name of Option Holder] in the presence of:

Signature of duly authorised officer

Name of officer (print)

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